SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                      January 23, 2004 (January 23, 2004)
    -----------------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                          American Lawyer Media, Inc.
    -----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware               333-50117               13-3980414
  -------------------- ------------------------ -------------------------
   (State or Other      (Commission File No.)        (I.R.S. Employer
   Jurisdiction of                                    Identification
    Incorporation)                                          No.)

              345 Park Avenue South
              New York, New York                        10010
      ----------------------------------- ---------------------------------
            (Address of Principal                     (Zip Code)
              Executive Offices)

                                 (212) 779-9200
    -----------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
    -----------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Except as expressly indicated or unless the context otherwise requires, the "American Lawyer Media, Inc.", "we", "our", or "us" means American Lawyer Media, Inc., a Delaware corporation, and its subsidiaries.

         On January 23, 2004, we commenced a solicitation of consents from holders of our outstanding 9 3/4% Senior Notes Due 2007 (CUSIP No. 027 126 AC
5) ("Senior Notes") to proposed amendments to the related Indenture dated as of December 22, 1997, by and between us and The Bank of New York, as trustee, pursuant to which the Senior Notes were issued. Additionally, on January 23, 2004, our parent company, American Lawyer Media Holdings, Inc., a Delaware corporation ("Holdings"), commenced a solicitation of consents from holders of its outstanding 12 1/4% Senior Discount Notes Due 2008 (CUSIP No. 02712K AD 2) ("Discount Notes") to proposed amendments of the related Indenture dated as of December 22, 1997, by and between Holdings and The Bank of New York, as trustee, pursuant to which the Discount Notes were issued.

         Each consent solicitation is being made upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated January 23, 2004 and the related consent form (as it may be supplemented from time to time, the "Statement") and will expire at 5:00 p.m. New York City time, on January 30, 2004, unless extended (such date, as the same may be extended, the "Expiration Date"). Subject to the terms and conditions set forth in the Statement, we will pay a consent payment of $5.00 for each $1,000 aggregate principal amount at maturity of Senior Notes in respect of which a consent has been validly delivered and not revoked prior to or on the Expiration Date. Holders of Discount Notes will not receive any payment for delivery consents with respect to Discount Notes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description
-----------         -----------

Exhibit 20.1        Consent Solicitation Statement, dated January 23, 2004

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AMERICAN LAWYER MEDIA, INC.


                                 By: /s/ Eric Lundberg
                                     --------------------------
                                 Eric Lundberg
                                 Chief Financial Officer

Date: January 23, 2004

                                 EXHIBIT INDEX

Exhibit No.            Description

Exhibit 20.1           Consent Solicitation Statement, dated January 23, 2004

                                                                 Exhibit 20.1

                         CONSENT SOLICITATION STATEMENT

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                            SOLICITATION OF CONSENTS
           WITH RESPECT TO ITS 12 1/4% SENIOR DISCOUNT NOTES DUE 2008
                            (CUSIP NO. 02712K AD 2)

                                      AND

                          AMERICAN LAWYER MEDIA, INC.

                            SOLICITATION OF CONSENTS
   WITH RESPECT TO ITS 9 3/4% SENIOR NOTES DUE 2007 (CUSIP NO. 027 126 AC 5)

 -----------------------------------------------------------------------------

EACH CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON JANUARY 30, 2004, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). IN ORDER TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW), HOLDERS OF SENIOR NOTES (AS DEFINED BELOW) MUST PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. EACH COMPANY INTENDS TO EXECUTE A SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS PROMPTLY FOLLOWING THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT OR AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER.
 -----------------------------------------------------------------------------

                                ________________

American Lawyer Media Holdings, Inc., a Delaware corporation ("Holdings"), is soliciting consents (the "Discount Consents") with respect to its outstanding 12 1/4% Senior Discount Notes Due 2008 (CUSIP No. 02712K AD 2) (the "Discount Notes") to proposed amendments of the related Indenture dated as of December 22, 1997 (the "Discount Indenture"), by and between Holdings and The Bank of New York, as trustee (the "Discount Trustee"), pursuant to which the Discount Notes were issued. American Lawyer Media, Inc., a Delaware corporation ("ALM" and together with Holdings, the "Companies"), is soliciting consents (the "Senior Consents" and together with the Discount Consents, the "Consents") with respect to its outstanding 9 3/4% Senior Notes Due 2007 (CUSIP No. 027 126 AC
5) (the "Senior Notes" and together with the Discount Notes, the "Notes") to proposed amendments of the related Indenture dated as of December 22, 1997 (the "Senior Indenture" and together with the Discount Indenture, the "Indentures"), by and between ALM and The Bank of New York, as trustee (the "Senior Trustee" and together with the Discount Trustee, the "Trustees"), pursuant to which the Senior Notes were issued. Each consent solicitation is being made upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be supplemented from time to time, this "Statement") and in the accompanying Consent Form (the "Consent Form" and, together with the Statement, the "Solicitation"). ALM will pay to each Holder (as defined below) of Senior Notes who has validly delivered and not revoked a Senior Consent on or prior to the Expiration Date a consent payment in the amount of $5.00 for each $1,000 aggregate principal amount at maturity of Senior Notes in respect of which a Senior Consent has been validly delivered (the "Consent Payment"). No payment will be made to Holders of the Discount Notes for delivery of a Discount Consent.

Each Company is soliciting Consents to the proposed amendments (the "Proposed Amendments") to the applicable Indenture, which would, in each case, modify (i) the definition of Permitted Indebtedness to increase the allowable amount of indebtedness pursuant to a credit agreement up to an aggregate principal amount outstanding at any time from $40 million to $65 million and (ii) the definition of Permitted Lien to increase the allowable amount of liens securing obligations under a credit agreement from $40 million to $65 million. The Proposed Amendments will have the effect of allowing additional secured indebtedness to be incurred under each Indenture.

Holders (as defined below) are requested to read and to consider carefully the information contained herein and to give their Consent to the Proposed Amendments by properly completing and executing the accompanying Consent Form and delivering it to The Bank of New York, as depositary (the "Depositary"), as soon as possible and no later than 5:00 p.m., New York City time, on the Expiration Date, at its address or number listed on the back cover page of this Statement. In order for the Proposed Amendments to the Discount Indenture to be approved, duly executed Discount Consents representing not less than a majority of the aggregate principal amount at maturity of the outstanding Discount Notes, including any Discount Notes owned by Holdings or any of its affiliates (the "Discount Requisite Consents") must be received (and not subsequently revoked) on or prior to the Expiration Date. In order for the Proposed Amendments to the Senior Indenture to be approved, duly executed Senior Consents representing not less than a majority of the aggregate principal amount at maturity of the outstanding Senior Notes, including any Senior Notes owned by ALM or any of its affiliates (the "Senior Requisite Consents" and together with the Discount Requisite Consents, the "Requisite Consents") must be received (and not subsequently revoked) on or prior to the Expiration Date.

If the Proposed Amendments become effective, each Holder, irrespective of whether such Holder delivered a Consent Form, will be bound by the Proposed Amendments.

CONSENT FORMS SHOULD BE SENT TO THE DEPOSITARY AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS STATEMENT AND ON THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH THEREIN. CONSENT FORMS SHOULD NOT BE DELIVERED TO EITHER COMPANY OR THE TRUSTEES. HOWEVER, EACH COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY EITHER OF THEM OR THE TRUSTEES.

UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER TENDER OR DELIVER NOTES.

                                January 23, 2004

Each Company is soliciting Consents of the Holders of its Notes to the Proposed Amendments. Consents may be validly revoked at or at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter. See "Consent Solicitation--Revocation of Consents." If the Requisite Consents are obtained, each Holder of Senior Notes who validly delivered (and did not revoke) Senior Consents on or prior to 5:00 p.m., New York City time, on the Expiration Date will receive the Consent Payment. If Senior Consents relating to any Senior Notes either are not properly delivered or are revoked and not properly redelivered on or prior to 5:00 p.m., New York City time, on the Expiration Date, Holders of such Senior Notes will not receive the Consent Payment even though the Proposed Amendments relating to such Senior Notes will be effective as to all Holders of Senior Notes. In the event that the Solicitation is withdrawn or otherwise not completed, the Consent Payment will not be paid or become payable to Holders of Senior Notes who have validly delivered Senior Consents. If the Consent Payment has not been made within seven business days after the Expiration Date, the Proposed Amendments will not become effective. No payment will be made to Holders for delivery of a Discount Consent.

The Proposed Amendments will be effected through the execution of a supplemental indenture to the Discount Indenture (the "Discount Supplemental Indenture") and the execution of a supplemental indenture to the Senior Indenture (the "Senior Supplemental Indenture" and together with the Discount Supplemental Indenture, the "Supplemental Indentures"). Promptly after receipt of the Requisite Consents, the Discount Supplemental Indenture will be executed by Holdings and the Discount Trustee and the Senior Supplemental Indenture will be executed by ALM and the Senior Trustee.

The Proposed Amendments will not become operative unless each Supplemental Indenture has been executed and the Consent Payment has been made to Holders of Senior Notes who have validly delivered Senior Consents.

Subject to applicable law and the terms of the applicable Indenture, each Company expressly reserves the right, in its sole discretion and regardless of whether the Depositary has received the Requisite Consents, at any time prior to the Expiration Date to (1) terminate the Solicitation for any reason, (2) extend the Expiration Date or (3) otherwise amend the terms of the Solicitation in any respect.

Only Holders are eligible to Consent to the Proposed Amendments. "Holders" means (1) those persons in whose name the respective Notes were registered ("Registered Holders") as of the close of business on January 20, 2004 (the "Record Date") and (2) any other person who has been authorized by proxy or in any other manner acceptable to Holdings or ALM, as the case may be, (or any other person claiming title by or through such person) to vote the applicable Notes on behalf of such a Registered Holder. Each Company reserves the right to establish at any time and from time to time by press release or written notice any new date as the Record Date for purposes of this Solicitation.

Any beneficial owner of Notes who is not a Registered Holder of such Notes wishing to consent to the Proposed Amendments must either:

         (1) arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner; or

         (2) obtain an irrevocable proxy from the Holder or such Holder's assignee or nominee, properly execute that proxy and attach the proxy to a completed Consent Form, and deliver the Consent Form with the executed proxy to the Depositary at the address set forth on the back cover page of this Statement.

The transfer of a Note after the Record Date will not, on its own, have the effect of revoking any Consent that had previously been validly executed, completed and delivered by a person who was a Holder of the Note as of the Record Date. Each Consent granted pursuant to a properly completed and executed Consent Form of a Holder is a continuing consent by such Holder and will be counted, notwithstanding any transfer of the Notes to which such Consent Form relates, unless the Holder has revoked the Consent in accordance with the procedure for revoking consents described herein and in the Consent Form. Only a Holder on the Record Date may consent or revoke any Consent previously granted by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to grant a Consent to the Proposed Amendments or to revoke any Consent previously granted by a Holder relating to the Notes held by the subsequent holder.

For purposes of the Solicitation, The Depository Trust Company ("DTC"), as nominee holder of Notes, will execute an omnibus proxy to authorize DTC participants ("DTC Participants") set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Solicitation, the term "Holder" shall be deemed to include the DTC Participants.

NEITHER COMPANY MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD CONSENT TO THE PROPOSED AMENDMENTS.

THIS STATEMENT AND THE CONSENT FORM CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE A DECISION IS MADE WITH RESPECT TO THE SOLICITATION.

No person has been authorized to give any information or make any representations other than those contained in this Statement or in the Consent Form and, if given or made, such information or representations must not be relied upon as having been authorized by either Company, the Depositary or the Trustees. The Solicitation is not being made to, and no Consents are being solicited from, Holders in any jurisdiction in which it is unlawful to make such Solicitation or grant such Consents. The delivery of this Statement and the related documents does not, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to its date or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of either Company or any of subsidiaries or affiliates of either Company since the date hereof.

                               TABLE OF CONTENTS

                                                                          PAGE

AVAILABLE INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE..........iv

FORWARD-LOOKING STATEMENTS..................................................v

SUMMARY.....................................................................1

THE COMPANIES...............................................................3

THE PROPOSED AMENDMENTS.....................................................4

THE CONSENT SOLICITATION....................................................5

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES......................10

ANNEX A.....................................................................1

                    AVAILABLE INFORMATION AND INCORPORATION
                           OF DOCUMENTS BY REFERENCE

Each Company is subject to the reporting requirements under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual, quarterly and other reports and furnishes other information to the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and on the Commission's Internet website at http://www.sec.gov. To obtain information on the operation of the Public Reference Section of the Commission, you may call the Commission at (800) SEC-0330. Copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.

The documents filed by Holdings with the Commission listed below are incorporated herein by reference and constitute an important part of this
Statement:

o annual report on Form 10-K for the fiscal year ended December 31, 2002; and

o quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

Holdings will provide without charge to each Holder of Discount Notes upon request of such person, a copy of the Discount Indenture and of any or all information filed by Holdings with the Commission. Holders of Discount Notes may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning Holdings at the following address and telephone number:

                      American Lawyer Media Holdings, Inc.
                             345 Park Avenue South
                            New York, New York 10010
                           Attention: General Counsel
                           Telephone: (212) 545-6148


The documents filed by ALM with the Commission listed below are incorporated herein by reference and constitute an important part of this Statement:

o annual report on Form 10-K for the fiscal year ended December 31, 2002; and

o quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

ALM will provide without charge to each Holder of Senior Notes upon request of such person, a copy of the Senior Indenture and of any or all information filed by ALM with the Commission. Holders of Senior Notes may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning Holdings at the following address and telephone number:

                          American Lawyer Media, Inc.
                             345 Park Avenue South
                            New York, New York 10010
                           Attention: General Counsel
                           Telephone: (212) 545-6148

                           FORWARD-LOOKING STATEMENTS

This Statement contains "forward-looking statements". Such statements are based upon the beliefs and assumptions of, and on information available to, the management of each Company at the time such statements are made. The following are or may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995: (i) statements preceded by, followed by or that include the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations thereof and (ii) statements regarding matters that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties, including, without limitation, (i) general economic conditions and developments in the legal services industry or the publishing industry, (ii) product demand and pricing, (iii) the success of new initiatives, (iv) increased competition with respect to services provided by ALM and for advertising and subscription revenue and (v) sufficiency of cash flow to fund the operations of each Company.

Each Company disclaims any obligation to publicly update the plans, or disclose any difference between their actual results and those reflected in the plans. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Although each Company believes that statements regarding its expectations contained in this Statement are reasonable, there can be no assurance that these expectations will be achieved. You are cautioned that any forward-looking statements, including statements regarding our intent, belief or current expectations, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ significantly from those in the forward-looking statements.

The forward-looking statements in this Statement are accurate only as of its date. If expectations change, or if new events, conditions or circumstances arise, there is no requirement to, and neither Company may, update or revise any forward-looking statement in this Statement.

                                    SUMMARY

The following summary is provided solely for the convenience of the Holders of Notes. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained in this Statement. Holders are urged to read the more detailed information set forth elsewhere in this Statement and the accompanying Consent Form. Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Statement.

The Companies............    American Lawyer Media Holdings, Inc. and American
                             Lawyer Media, Inc., each a Delaware corporation.

The Notes................    Holdings' 12 1/4% Senior Discount Notes Due 2008
                             (CUSIP No. 02712K AD 2) and ALM's 9 3/4% Senior
                             Notes Due 2007 (CUSIP No. 027 126 AC 5).

The Solicitation.........    Each Company is soliciting Consents to the
                             Proposed Amendments to the applicable Indenture from Holders of its Notes as of the close of business on January 20, 2004.

Expiration Date..........    The Expiration Date of the Solicitation will be
                             5:00 P.M. New York City Time, on January 30, 2004, unless extended.

Consent Payment..........    ALM will pay, within five business days after the
                             Expiration Date, a Consent Payment of $5.00 for each $1,000 aggregate principal amount at maturity of Senior Notes in respect of which a Senior
                             Consent has been validly delivered and not revoked, prior to or on the Expiration Date. The
                             Consent Payment will not be made if the Requisite
                             Consents are not received, if the Solicitation is terminated or if either Supplemental Indenture is not executed or does not otherwise become effective for any reason. No payment will be made to Holders of Discount Notes for delivery of a Discount Consent.

The Proposed Amendments..    The Proposed Amendments would, in each case,
                             modify (i) the definition of Permitted
                             Indebtedness to increase the allowable amount of indebtedness pursuant to a credit agreement up to an aggregate principal amount outstanding at any time from $40 million to $65 million and (ii) the definition of Permitted Lien to increase the allowable amount of liens securing obligations under a credit agreement from $40 million to $65 million. See "The Proposed Amendments."

Purpose of the
Solicitation.............    The purpose of the Solicitation is to approve the
                             Proposed Amendments, which will permit the incurrence of additional secured indebtedness under each Indenture. Each Company intends to use the proceeds of such additional indebtedness for general corporate purposes, the acquisition of other businesses in the publishing industry and other strategic expansion opportunities. We have ongoing discussions with various potential acquisition targets but currently have no agreements or commitment with respect to any potential acquisitions.

Payment Date.............    The payment of the Consent Payment will promptly
                             follow the execution of the Supplemental
                             Indentures.

Procedures to
Deliver Consents.........    See "Consent Solicitation--Procedures for
                             Delivering Consents." For further information, call the Depositary at the telephone number set forth on the back cover of this Statement or consult your broker, dealer, commercial bank or trust company for assistance.

Revocation of Consents...    Consents may be revoked at or at any time prior to
                             5:00 p.m., New York City time, on the Expiration
                             Date, but not thereafter. See "Consent
                             Solicitation--Revocation of Consents."

Effect on Non-
Consenting Holders.......    If the Proposed Amendments becomes effective, each
                             Holder, irrespective of whether such Holder delivered a Consent Form, will be bound by the Proposed Amendments.

Depositary...............    The Bank of New York is serving as the Depositary
                             in connection with the Solicitation.

United States Federal
Income Tax Consequences..    For a discussion of certain United States federal
                             income tax consequences relating to the
                             Solicitation, see "Certain United States Federal
                             Income Tax Consequences."

Further Information......    Additional copies of this Statement and the
                             Consent Form may be obtained by contacting the Depositary at the address and telephone number set forth on the back cover of this Statement.

                                 THE COMPANIES

Unless the context otherwise requires: (i) "we," "us," "our" or "Holdings" refers to American Lawyer Media Holdings, Inc., which is the parent company of American Lawyer Media, Inc. and its subsidiaries; and (ii) "ALM" refers to American Lawyer Media, Inc. and its subsidiaries.

We publish approximately 25 periodicals, including several leading national periodicals and regional publications serving four of the five largest state legal markets. Our nationally-recognized periodicals include The American Lawyer, a monthly magazine containing articles and features targeted to attorneys practicing in large law firms, and The National Law Journal, the nation's largest selling weekly legal newspaper, which covers the law, lawyers and litigation. Our regional publications are led by the New York Law Journal, a daily publication with one of the largest paid circulations of regional legal newspapers in the United States. In addition, we publish six other daily newspapers serving Atlanta, Philadelphia, Northern California, Miami, Fort Lauderdale and Palm Beach, as well as six weekly regional newspapers serving New Jersey, Delaware, Texas, Washington, D.C., Connecticut and Pennsylvania.

In addition to the periodicals referred to above, we publish Corporate Counsel, a leading magazine for corporate in-house attorneys, Law Technology News and AmLaw Tech, two leading legal technology magazines, as well as IP Law & Business, a leading specialty magazine focusing on intellectual property.

We also create and package information for attorneys and business professionals. This business includes a portfolio of publications covering a variety of specialized legal interests and practice areas, including 28 newsletters and over 150 treatises on topics of national and regional interest. We also publish various directories used by legal professionals.

Under our LegalTech trademark, we are a leading producer of trade shows and conferences relating to law practice technology. In addition, we organize and sponsor numerous professional seminars, both live and on-line, that cover issues of current legal interest.

Our litigation services division is dedicated to providing the legal community with high-quality, timely news and information about litigation. It includes The National Law Journal, a series of weekly and monthly verdict and settlement newsletters, and the NLJ Expert Witness and Consultants Network, a group of eight regional and one national expert witness directories. The division also operates three web sites, verdictsearch.com, nljexperts.com and nlj.com, which provide users with access to a vast database of verdict and settlement reports, the nation's premier online expert witness directory and a variety of news and information resources. The network's telephone research service fields more than 15,000 requests annually for verdict, settlement and expert witness research.

In addition, we operate an on-line business through Law.com, Inc., a Delaware corporation ("Law.com"), which delivers legal news and information and includes an on-line training program which allows attorneys to receive continuing legal education ("CLE") credit. We also recently began a research business which provides law firms, vendors and other customers with reports and surveys on specified legal topics.

We derive our revenues principally from advertising and subscriptions, with additional revenues generated from ancillary products and services, which include our newsletters, books, trade shows and seminars division. For the twelve months ended December 31, 2002, approximately 58% of our revenues were from advertising, 18% were from subscriptions and 24% were from ancillary products and services.

                            THE PROPOSED AMENDMENTS

This section sets forth a brief description of the Proposed Amendments to the Indentures governing the Notes for which Consents are being sought pursuant to the Solicitation. The description of the Indentures and the Proposed Amendments set forth below is only a summary and is qualified in its entirety by reference to (i) the terms of each Indenture as currently in effect, which are incorporated herein by reference, and (ii) the relevant provisions of each Indenture as proposed to be amended by the Proposed Amendments. Capitalized terms appearing below but not defined in this Statement have the meanings assigned to such terms in each Indenture. A copy of the proposed form of Supplemental Indenture to be entered into among the Trustees and the Company to effect the Proposed Amendments to each Indenture is attached hereto as Annex A. Holders of Notes should read the Supplemental Indenture carefully. Holders may obtain copies of either of the Indentures without charge by contacting the Depositary at the telephone number set forth on the back cover of this Statement.

The Proposed Amendments would, in each case, modify (i) the definition of Permitted Indebtedness to increase the allowable amount of indebtedness pursuant to a credit agreement up to an aggregate principal amount outstanding at any time from $40 million to $65 million and (ii) the definition of Permitted Lien to increase the allowable amount of liens securing obligations under a credit agreement from $40 million to $65 million. As of January 23, 2004, we had $30.4 million outstanding under our $40 million credit facility. If the Proposed Amendments are approved we will be able to incur up to $65 million of secured indebtedness under this facility.

The purpose of the Solicitation is to approve the Proposed Amendments, which will permit the incurrence of additional secured indebtedness under each Indenture. Each Company intends to use the proceeds of such additional indebtedness for the acquisition of businesses in the publishing industry and other strategic expansion opportunities and for general corporate purposes. Each of the Companies has ongoing discussions with various potential acquisition targets but currently have no agreements or commitment with respect to any potential acquisitions. Any acquisitions in excess of $0.5 million that we do undertake are required to be approved by the Board of Directors of the applicable Company and the lenders under our credit facility.

The Proposed Amendments will be effected through the execution of each Supplemental Indenture. Promptly after receipt of the Requisite Consents, the Discount Supplemental Indenture will be executed by Holdings and the Discount Trustee and the Senior Supplemental Indenture will be executed by ALM and the Senior Trustee.

IF THE PROPOSED AMENDMENTS BECOMES EFFECTIVE, EACH HOLDER OF NOTES, IRRESPECTIVE OF WHETHER SUCH HOLDER DELIVERED A CONSENT FORM, WILL BE BOUND BY THE PROPOSED AMENDMENTS.

In order for the Proposed Amendments to each Indenture to be approved, the Requisite Consents must be received (and not subsequently revoked) on or prior to the Expiration Date. If the Requisite Consents are not received, neither Supplemental Indenture will be executed.

                            THE CONSENT SOLICITATION

GENERAL

Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent Form (including, if the Solicitation is extended or amended, the terms of any such extension or amendment), each Company is soliciting Consents of the Holders of its Notes to the Proposed Amendments.

Consents may be validly revoked at or at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter. If the Requisite Consents are obtained, each Holder of Senior Notes who validly delivered (and did not revoke) Senior Consents on or prior to 5:00 p.m., New York City time, on the Expiration Date will receive the Consent Payment. If Senior Consents either are not properly delivered or are revoked and not properly redelivered on or prior to 5:00 p.m., New York City time, on the Expiration Date, Holders of such Senior Notes will not receive the Consent Payment even though the Proposed Amendments relating to such Senior Notes will be effective as to all Holders of Senior Notes. In the event that the Solicitation is withdrawn or otherwise not completed, the Consent Payment will not be paid or become payable to Holders of Senior Notes who have validly delivered Senior Consents. If the Consent Payment has not been made within seven business days after the Expiration Date, the Proposed Amendments will not become effective. No payment will be made to Holders for delivery of a Discount Consent.

The Proposed Amendments will be effected through the execution of each Supplemental Indenture. Promptly after receipt of the Requisite Consents, the Discount Supplemental Indenture will be executed by Holdings and the Discount Trustee and the Senior Supplemental Indenture will be executed by ALM and the Senior Trustee.

The Proposed Amendments will not become operative unless each Supplemental Indenture has been executed and the Consent Payment has been made to the Holders of Senior Notes who have validly delivered Senior Consents.

Subject to applicable law and the terms of the applicable Indenture, each Company expressly reserves the right, in its sole discretion and regardless of whether the Depositary has received the Requisite Consents, at any time prior to the Expiration Date to (1) terminate the Solicitation for any reason, (2) extend the Expiration Date or (3) otherwise amend the terms of the Solicitation in any respect. Any waiver or amendment to the Solicitation will apply to all Consents delivered, regardless of when or in what order such Consents are delivered. Each Company expressly reserves the right, in its sole discretion, to terminate the Solicitation for any reason. In the event that the Solicitation is terminated or otherwise not completed, the Consent Payment will not be paid or become payable to Holders of Senior Notes who have validly delivered Senior Consents.

Requisite Consents

Holders of Discount Notes must deliver (and not subsequently revoke) Discount Consents representing a majority of the aggregate principal amount at maturity of the outstanding Discount Notes (including any Discount Notes owned by Holdings or any of its affiliates) in order to approve the Proposed Amendments to the Discount Indenture. Holders of Senior Notes must deliver (and not subsequently revoke) Senior Consents representing a majority of the aggregate principal amount at maturity of the outstanding Senior Notes (including any Senior Notes owned by ALM or any of its affiliates) in order to approve the Proposed Amendments to the Senior Indenture. Consents may be validly revoked at or at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

As of the date of this Statement, (1) $80,260,705 aggregate principal amount at maturity of Discount Notes were issued and outstanding and $39,263,537 aggregate principal amount at maturity of such Discount Notes were held by Bruce Wasserstein, chairman of the Board of Directors of Holdings and ALM, and certain of his affiliates, and (2) $175,000,000 aggregate principal amount at maturity of Senior Notes were issued and outstanding and $7,340,000 aggregate principal amount at maturity of such Senior Notes were held by Mr. Wasserstein and certain of his affiliates.

Holdings has entered into agreements ("Consent Agreements") with all of the Holders of its Discount Notes pursuant to which such Holders have agreed to provide the Discount Consents. Additionally, ALM has entered into Consent Agreements with certain Holders of its Senior Notes pursuant to which such Holders have agreed to provide Senior Consents representing $64,444,500 of the aggregate principal amount at maturity, or approximately 36.8%, of the outstanding Senior Notes. Consequently, in order for the Senior Requisite Consents to be obtained, ALM must receive Senior Consents from Holders of an additional $23,056,500 aggregate principal amount at maturity, or approximately 13.2%, of the outstanding Senior Notes.

RECORD DATE

The Record Date for the purpose of this Statement is the close of business on January 20, 2004. Each Company reserves the right to establish, from time to time, by press release or written notice, any new date as such Record Date, and thereupon any such new date will be the Record Date for purposes of the Solicitation.

Expiration Date; Extensions; Amendment
The term "Expiration Date" with respect to the Solicitation means 5:00 P.M. New York City Time, on January 30, 2004, unless either Company, in its sole discretion, extends the period during which the Solicitation is open, in which case the term "Expiration Date" means the latest date and time to which the Solicitation is so extended. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof. Without limiting the manner in which any public announcement may be made, neither Company shall have any obligation to publish, advertise, or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or as otherwise required by law. Either Company may extend the Solicitation, from time to time, for a specified period, or on a daily basis, as it may determine in its sole discretion.

If the Solicitation is amended or modified in any manner determined by either Company to be materially adverse to Holders of its Notes, such Company will promptly disclose such amendment in a written notice to such Holders and extend the Solicitation for a period deemed by such Company to be adequate to permit such Holders to determine whether to deliver Consents to the amended Solicitation.

Procedures for Delivering Consents

All Consent Forms that are valid and properly executed and delivered to the Depositary prior to the Expiration Date and not timely and properly revoked will be given effect in accordance with the specifications therein.

Holders of Discount Notes who desire to Consent to the Proposed Amendments to the Discount Indenture should so indicate by marking the appropriate box in, and signing and dating, the Consent Form included herewith. If none of the boxes relating to the Discount Notes in the Consent Form is checked, but the Consent Form is otherwise completed and signed, the Holder will be deemed to have consented to the Proposed Amendments to the Discount Indenture. Holders of Senior Notes who desire to Consent to the Proposed Amendments to the Senior Indenture should so indicate by marking the appropriate box in, and signing and dating, the Consent Form included herewith. If none of the boxes relating to the Senior Notes in the Consent Form is checked, but the Consent Form is otherwise completed and signed, the Holder will be deemed to have consented to the Proposed Amendments to the Senior Indenture.

Any beneficial owner of Notes who is not a Registered Holder of such Notes (for example, beneficial owners whose Notes are held in "street" name with a broker, dealer, commercial bank, trust company or other nominee institution) wishing to consent to the Proposed Amendments must either:

         (1) arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner; or

         (2) obtain an irrevocable proxy from the Holder or such Holder's assignee or nominee, properly execute that proxy and attach the proxy to a completed Consent Form, and deliver the Consent Form with the executed proxy to the Depositary at the address set forth on the back cover page of this Statement.

Each Holder must complete, sign and date the Consent Form (or a facsimile thereof) and deliver such Consent Form to the Depositary by mail, first-class postage prepaid, hand delivery, overnight courier or facsimile transmission (with an original to be delivered subsequently) at the address or facsimile number of the Depositary set forth on the back cover page hereof. Delivery of Consent Forms should be made sufficiently in advance of the Expiration Date to assure that the Consent Forms are received prior to the Expiration Date.

Consent Forms of Registered Holders should be executed in the same manner as their names appear on the Notes. An authorized DTC Participant should execute the Consent Form exactly as its name appears on DTC's position listing. If Notes are held of record by two or more joint Holders, all of the joint Holders should sign the Consent Form. If a signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the applicable Company of such person's authority to so act. If Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Registered Holder, then such other person must have been authorized by proxy or in some other manner acceptable to the applicable Company to validly vote the applicable Notes on behalf of the Registered Holder.

For purposes of the Solicitation, DTC, as nominee holder of Notes, will execute an omnibus proxy to authorize DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.

If a Consent Form relates to a principal amount of Notes which is less than the principal amount of Notes held of record as of the Record Date by the Holder providing such Consent, the Holder must indicate on the Consent Form the aggregate dollar amount of the Notes to which the Consent relates. If the Holder fails to so indicate, the Consent will be deemed to relate to the full principal amount of the Notes held by such Holder.

UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER CERTIFICATES EVIDENCING NOTES.

Each Company reserves the right to receive Consent Forms by any other reasonable means or in any form that reasonably evidences the giving of Consent.

Subject to applicable law and the terms of the applicable Indenture, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents will be resolved by each Company, as applicable, in its sole discretion, which determination will be final and binding. Each Company reserves the absolute right to reject any or all applicable Consents that are not in proper form or the acceptance of which could, in the opinion of such Company or its counsel, be unlawful. Subject to applicable law and the terms of the applicable Indenture, each Company also reserves the right to waive any defects, irregularities or conditions of the Solicitation. Subject to applicable law and the terms of the applicable Indenture, the interpretation of the terms and conditions of the Solicitation (including the Consent Form and the instructions thereto) by each Company shall be final and binding on all applicable parties. Unless validly waived, all defects or irregularities in connection with deliveries must be cured within such time as the applicable Company determines. None of the Companies, the Trustees, the Depositary or any other person shall have any duty to give notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until such irregularities have been cured or validly waived.

Revocation of Consents

All properly completed and executed Consent Forms of Holders that are received by the Depositary prior to the Expiration Date will be counted, notwithstanding any transfer of the Notes to which such Consent Forms relate, except for any Consent Forms for which the Depositary receives from the Holder who provided such Consent Form a valid written notice of revocation or a changed Consent Form bearing a date later than the date of the prior Consent Form on or at any time prior to the Expiration Date. Receipt of the Requisite Consents by the Depositary will not obligate either Company to execute a Supplemental Indenture. No notice will be given of the time that Consents will become irrevocable.

A Consent to the Proposed Amendments by a Holder of a Note shall continue to bind the Holder (and every subsequent holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note), even if notation of the Consent is not made on any Note. However, a Holder may revoke the Consent to the Proposed Amendments if the Depositary receives a valid written notice of such revocation on or at any time prior to the Expiration Date. Only a Holder on the Record Date may grant a Consent or revoke any Consent previously granted by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to grant a Consent to the Proposed Amendments or to revoke any Consent previously granted by a Holder relating to the Notes held by the subsequent holder.

To be effective, a notice of revocation must (1) be in writing, (2) be in the form of a written revocation or a new Consent Form, (3) indicate the aggregate principal amount at maturity represented by the Notes to which it relates and
(4) (a) be signed in the same manner as the original Consent Form or (b) be accompanied by a proxy or other authorization (in form satisfactory to the applicable Company). Revocations of Consent Forms must be sent to the Depositary at its address set forth on the back cover page of this Statement. Delivery of a revocation to any other address shall not constitute a valid delivery of such revocation. Revocations of Consent Forms will be effective only upon receipt by the Depositary. A revocation that is not received by the Depositary in a timely fashion and accepted by the applicable Company as a valid revocation will not be effective to revoke a Consent previously given.

Each Company reserves the right to contest the validity of any applicable revocation, and, subject to applicable law and the terms of the applicable Indenture, all questions as to validity (including time of receipt) of any revocation will be determined by the applicable Company in its sole discretion, which determination will be final and binding. Each Company reserves the absolute right to reject any or all applicable revocations that are not in proper form or the acceptance of which could, in the opinion of such Company or its counsel, be unlawful. Unless validly waived, all defects or irregularities in connection with revocations must be cured within such time as the applicable Company determines. None of the Companies, the Trustee, the Depositary or any other person shall have any duty to give notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of notices of revocation will not be deemed to have been made until such irregularities have been cured or waived.

Conditions of Execution of the Supplemental Indentures and Making of the Consent Payment The execution of each Supplemental Indenture and the making of the Consent Payment are conditioned on (1) the Requisite Consents being validly delivered (and not subsequently revoked) on or at any time prior to the Expiration Date and (2) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments, the entering into of either Supplemental Indenture or the making of any Consent Payment or question the legality or validity thereof.

The Proposed Amendments will be effected through the execution of each Supplemental Indenture. Promptly after receipt of the Requisite Consents, the Discount Supplemental Indenture will be executed by Holdings and the Discount Trustee and the Senior Supplemental Indenture will be executed by ALM and the Senior Trustee.

Although each Supplemental Indenture will become effective upon execution thereof by the applicable parties, the Proposed Amendments will only become operative concurrently with the making of the Consent Payment. Each Indenture will remain in effect, without giving effect to the Proposed Amendments until the Consent Payment is made. If the Consent Payment has not been made within seven business days after the Expiration Date, the Proposed Amendments will not become effective.

The Solicitation may be abandoned or terminated by either Company at any time prior to the Expiration Date, for any reason, in which case all Consents will be voided and the Consent Payment will not be made. Each of the conditions to the Solicitation, the execution of each Supplemental Indenture and the making of the Consent Payment set forth in this Statement are for the sole benefit of the Companies and may be waived by either Company at any time.

The Depositary

The Bank of New York has been appointed as Depositary for the Solicitation. The Consent Form and all correspondence in connection with the Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address set forth on the back cover page of this Statement.

Fees and Expenses

The Companies will pay the Depositary reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Companies will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Notes. The Companies will not pay any fees or commissions to any broker, dealer or other person for soliciting Consents pursuant to the Solicitation.

Miscellaneous

Neither Company is aware of any jurisdiction in which the making of the Solicitation is not in compliance with applicable law. If either Company becomes aware of any jurisdiction in which the making of the Solicitation would not be in compliance with applicable law, each Company will make a good faith effort to comply with any such law. If, after such good faith effort, either Company cannot comply with any such law, the Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the owners of Notes residing in such jurisdiction.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the adoption of the Proposed Amendments to each Company and to beneficial holders of the Notes and is intended for general informational purposes only. This summary is based upon current law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular holders in light of their individual circumstances or to certain types of holders subject to special tax rules (e.g., non-U.S. holders, financial institutions, insurance companies, broker-dealers, tax-exempt organizations and foreign persons) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for United States federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that holders have held and will hold their Notes as "capital assets" (generally, property held for investment) within the meaning of the Internal Revenue Code. Holders should consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments.

Consequences to Each Company

Under applicable Treasury regulations, the modification of a debt instrument will generally result in a deemed exchange of the "old" (unmodified) debt instrument for a "new" (modified) debt instrument for United States federal income tax purposes if such modification is "significant." The regulations generally provide that a modification is significant only if the legal rights or obligations that are altered and the degree to which they are altered are economically significant. In addition, the regulations set forth various rules addressing specific modifications.

The regulations provide that a change in the yield of a debt instrument is a significant modification if the yield on the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 1/4 of one percent (25 basis points) or five percent of the annual yield of the unmodified instrument. For purposes of determining the yield on the modified instrument, any payments made to the holder as consideration for the modification (such as the Consent Payment), as well as any prior consent payments or other modifications that affected the yield of the notes) within the preceding five-year period are taken into account. ALM has determined that the Consent Payment, combined with any prior consent payments or other modifications, will not increase the annual yield on the Senior Notes by an amount that is sufficient to cause a significant modification of the notes. As a result, the Consent Payment should not cause a significant modification of the Senior Notes.

The regulations also provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not result in a significant modification of the instrument. Although there is no authority directly on point, each Company believes that the adoption of the Proposed Amendments should not be treated as a significant modification of the Notes and therefore should not result in a deemed exchange of Notes for "new" Notes for United States federal income tax purposes. Accordingly, the each Company believes the adoption of the Proposed Amendments should have no United States federal income tax consequences to either Company.

There can be no assurance that the Internal Revenue Service (the "IRS") will not successfully challenge this position. If the adoption of the Proposed Amendments resulted in a deemed exchange of the Notes for "new" Notes for United States federal income tax purposes, each Company would be treated as having satisfied its obligations under its Notes with "new" Notes. Under this view, each Company could recognize cancellation of indebtedness ("COI") income equal to the difference, if any, between the adjusted issue price of its Notes and the issue price of the "new" Notes received in the deemed exchange. For this purpose, the issue price of the "new" Notes would generally equal their fair market value (i.e., their trading price) if the Notes or such "new" Notes were "traded on an established market" within the meaning of applicable Treasury regulations or their principal amount if neither the Notes nor the "new" Notes were so traded.

Consequences to Holders

ALM intends to treat the Consent Payment as a separate fee for consenting to the Proposed Amendments that constitutes ordinary income to holders for United States federal income tax purposes.

As discussed above, each Company believes that the adoption of the Proposed Amendments should not result in a deemed exchange of Notes for "new" Notes for United States federal income tax purposes. Under this position, the adoption of the Proposed Amendments would have no United States federal income tax consequences to a holder and such holder would have the same adjusted tax basis and holding period in the Notes as it had immediately before the adoption of the Proposed Amendments.

As discussed above, however, there can be no assurance that the IRS will not successfully challenge this position. If the adoption of the Proposed Amendments resulted in a deemed exchange of the Notes for "new" Notes for United States federal income tax purposes, such exchange would qualify as a recapitalization if the "new" Notes were properly characterized as "securities" for United States federal income tax purposes. In such event, a holder would not recognize gain or loss as a result of such deemed exchange (except to the extent that the "new" Notes received were attributable to accrued but unpaid interest on the Notes, which amount would be taxable as ordinary interest income in accordance with such holder's method of accounting for United States federal income tax purposes) and would generally have the same adjusted tax basis and holding period in the "new" Notes as it had in the Notes immediately before the adoption of the Proposed Amendments. The manner in which "new" Notes would be allocated between accrued but unpaid interest and principal on the Notes is unclear under present law, and holders should consult their tax advisors regarding the potential tax consequences of such allocation. If a holder acquired its Notes at a "market discount" (i.e., at a purchase price that was less than the Notes' principal amount by more than a statutory de minimis amount) and did not elect to include such market discount in income on a current basis, any accrued market discount on the "old" Notes would carry over to the "new" Notes received in the deemed exchange. As discussed above, ALM intends to take the position, and this discussion assumes, that the Consent Payment should be treated as a separate fee that constitutes ordinary income to the holder.

If the adoption of the Proposed Amendments resulted in a deemed exchange and the "new" Notes were not treated as "securities" for United States federal income tax purposes, a holder would recognize capital gain or loss on the deemed exchange equal to the difference between the issue price of the "new" Notes (i.e., their trading price or principal amount, as described above) and such holder's adjusted tax basis in the Notes, except to the extent that the "new" Notes received were attributable to accrued but unpaid interest on the Notes, which would be taxable as ordinary interest income in accordance with such holder's method of accounting for United States federal income tax purposes. In addition, any gain on such exchange that is attributable to accrued but unrecognized market discount would be taxable as ordinary interest income. Holders should consult their tax advisors regarding the potential tax consequences of allocating "new" Notes between accrued interest and principal on the Notes in the event there is a deemed exchange of the Notes for "new" Notes.

 If the adoption of the Proposed Amendments resulted in a deemed exchange of the Notes for "new" Notes, the Notes or "new" Notes were publicly traded, and the "new" Notes had a fair market value (i.e., trading price) that was less than their issue price by more than a statutory de minimis amount, then the "new" Notes would generally have original issue discount for United States federal income tax purposes. A holder would generally be required to include such original issue discount in income on a constant yield-to-maturity basis over the remaining life of the "new" Notes, which may result in the recognition of interest income prior to the receipt of cash in respect thereof. If a holder acquired a "new" Note at an "acquisition premium" (i.e., the holder's tax basis in the "new" Note immediately after the deemed exchange was less than its principal amount but exceeded its issue price), the amount of original issue discount includible in gross income by such holder each taxable period would be reduced by a portion of such premium. Holders should consult their tax advisors regarding the potential tax consequences of the Solicitation under the original issue discount rules.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the payment of the Consent Payment to a holder and backup withholding may apply if the holder fails to comply with certain identification requirements. The backup withholding rate is currently 28%. Any amounts so withheld will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATIONS. HOLDERS ARE URGED TO

CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE CONSENT SOLICITATION, INCLUDING THE TAX TREATMENT OF THE CONSENT PAYMENT AND THE APPLICATION OF ANY FOREIGN, STATE, LOCAL, GIFT, ESTATE OR OTHER TAX LAWS.

                                                                     ANNEX A




                    PROPOSED FORM OF SUPPLEMENTAL INDENTURE





 -----------------------------------------------------------------------------





                     [AMERICAN LAWYER MEDIA HOLDINGS, INC.

                    12 1/4% SENIOR DISCOUNT NOTES DUE 2008]

                          [AMERICAN LAWYER MEDIA, INC.

                         9 3/4% SENIOR NOTES DUE 2007]







 -----------------------------------------------------------------------------

                             SUPPLEMENTAL INDENTURE
                          DATED AS OF _________, 2004

 -----------------------------------------------------------------------------





                             THE BANK OF NEW YORK,
                                   AS TRUSTEE






 -----------------------------------------------------------------------------

      SUPPLEMENTAL INDENTURE, dated as of , 2004 (this "Supplemental Indenture"), between [American Lawyer Media Holdings, Inc.] [American Lawyer Media, Inc.], a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of December 22, 1997 (the "Indenture"), pursuant to which the Company issued its [12 1/4% Senior Discount Notes Due 2008] [9 3/4% Senior Notes Due 2007] (the "Notes");


     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the "Proposed Amendments");


     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding;


     WHEREAS, the Company has distributed a Consent Solicitation Statement, dated January 23, 2004 (the "Solicitation Statement"), and accompanying Consent Form to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;


     WHEREAS, the Holders of not less than a majority in aggregate principal amount at maturity of the Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture; and


     WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;


     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:


ARTICLE 1.  AMENDMENT OF SECTION 1.01

     Section 1.01. (a) Clause (h) of the definition of "Permitted Indebtedness" contained in Section 1.01 of the Indenture is hereby amended to delete the words "$40.0 million" and replace them with the words "$65.0 million" and (b) Clause (s) of the definition of "Permitted Liens" contained in Section 1.01 of the Indenture is hereby amended to delete the words "$40.0 million" and replace them with the words "$65.0 million".


ARTICLE 2.  MISCELLANEOUS


     Section 2.01. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.


     Section 2.02. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.


     Section 2.03. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto.


     Section 2.04. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended and supplemented by this Supplemental Indenture.


     Section 2.05. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.


     Section 2.06. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


     Section 2.07. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 2.08. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.


     Section 2.09. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.


     Section 2.10. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.


     Section 2.11. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.


     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                         [AMERICAN LAWYER MEDIA HOLDINGS, INC.]
                         [AMERICAN LAWYER MEDIA, INC.]


                          By:
                             -----------------------------------
                             Name:
                             Title:


                          THE BANK OF NEW YORK


                          By:
                             -----------------------------------
                             Name:
                             Title:

Copies of the Consent Form will be accepted. The Consent Form and any other required documents should be sent by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address set forth below:

                    The Depositary for the Solicitation is:

                              THE BANK OF NEW YORK

         By Registered or Certified Mail, Hand or by Overnight Courier:

                              The Bank of New York
                           Corporate Trust Operations
                              Reorganization Unit
                           101 Barclay Street-7 East
                            New York, New York 10286
                             Attention: Mr. Kin Lau

  Facsimile Transmission Number:                Confirm by Telephone:
          (212) 298-1915                            (212) 815-3750